Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Dustan E. McCoy, Chief Executive Officer of Brunswick Corporation, certify that: (i) Brunswick Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in Brunswick Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

BRUNSWICK CORPORTAION

Date: February 23, 2012	By:	/s/DUSTAN E. MCCOY
Dustan E. McCoy
Chairman and Chief Executive Officer